UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

HARVARD ILLINOIS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53935	27-2238553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

58 North Ayer Street, Harvard, Illinois	60033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 943-5261

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(a) Harvard Illinois Bancorp, Inc. (the “Company”), the holding company of Harvard Savings Bank (the “Bank”), announces the retirement of Michael T. Neese as Vice President and Loan Officer of the Company and the Bank, effective February 29, 2012. Mr. Neese served as Vice President and Loan Officer of the Bank since 1993. The Company’s board of directors has also agreed to vest the 1,569 shares of restricted stock that were previously granted to Mr. Neese, effective as of February 29, 2012, his retirement date.

(b) The Company announces that Brenda S. Gratz was appointed as Vice President and Loan Officer of the Company and the Bank, effective March 1, 2012. Ms. Gratz has been employed by the Company and the Bank since March 2011. Previously, Ms. Gratz had been employed at Castle Bank N.A. since 1980, serving as Residential Lending Officer since 2003 and Universal Banker and Castle Club representative for the Harvard area since 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

DATE: March 1, 2012	By:	/s/ Duffield J. Seyller, III
Duffield J. Seyller, III
President and Chief Executive Officer